Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of September 4, 2020 (this “Amendment”), is entered into among FLOWSERVE CORPORATION, a New York corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of July 16, 2019 (as amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendments.

(a)    The definition of “Bail-In Action” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(b)    The definition of “Bail-In Legislation” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(c)    The definition of “LIBOR Successor Rate Conforming Changes” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, the definition of Interest Period, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

(d)    The definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Permitted Acquisition” means an Acquisition by the Borrower or any Subsidiary, provided that (i) in the case of an Acquisition of the Equity Interests of another Person, such Acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in a line of business permitted by Section 8.08; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default shall have occurred and be continuing and (B) the Borrower would be in compliance with the covenants set forth in Section 8.11 on a Pro Forma Basis after giving effect to such Acquisition (for purposes of clarification, any determination of compliance with Section 8.11(a) on a Pro Forma Basis for purposes of this clause (B) subsequent to the end of the Covenant Relief Period shall be deemed to refer to compliance with the Consolidated Leverage Ratio requirement which shall be in effect under Section 8.11(a) on and after March 31, 2022).

(e)    The definition of “Write-Down and Conversion Powers” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(f)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Adjustment” has the meaning specified in Section 3.03(c).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Communication” has the meaning specified in Section 11.17.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date less the aggregate amount of unrestricted cash and cash equivalents of the Borrower and its Subsidiaries in excess of $250,000,000 included in the consolidated balance sheet of the Borrower as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters; provided, however, if as of any date the Consolidated Net Leverage Ratio is being determined, the Borrower or any Subsidiary shall have completed a Permitted Acquisition or an Asset Sale during the relevant four fiscal quarter period, Consolidated EBITDA shall be computed (for purposes of such determination) on a Pro Forma Basis as if such transaction(s) and any related incurrence of Indebtedness, had occurred at the beginning of such period.

“Covenant Relief Period” means the period commencing on the First Amendment Effective Date through and including December 31, 2021.

“First Amendment Effective Date” means September 4, 2020.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(g)    Section 3.03(c) of the Credit Agreement is hereby amended to read as follows:

(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.03(a) and (b) above, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or

(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.03 with (x) one or more SOFR-Based Rates applicable to U.S. dollar-denominated Loans or (y) another alternate benchmark rate, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(h)    Section 8.06(a) of the Credit Agreement is hereby amended to read as follows:

(a)    Declare or pay, directly or indirectly, any Restricted Payment, except that the Borrower and its Subsidiaries may make Restricted Payments so long as (i) no Default exists or would result therefrom and (ii) the Borrower is and would be in compliance with the maximum ratio set forth in Section 8.11(a) on a Pro Forma Basis (for purposes of clarification, any determination of compliance on a Pro Forma Basis with this clause (ii) subsequent to the end of the Covenant Relief Period shall be deemed to refer to compliance with the Consolidated Leverage Ratio requirement which shall be in effect under Section 8.11(a) on and after March 31, 2022); provided, that, during the Covenant Relief Period, the aggregate amount of dividends and share repurchases made by the Borrower shall not exceed an amount equal to 115% of the aggregate amount of dividends and share repurchases made by the Borrower during the period of six fiscal quarters of the Borrower commencing on January 1, 2019 through and including June 30, 2020.

(i)    Section 8.11(a) of the Credit Agreement is hereby amended to read as follows:

(a)    Consolidated Leverage Ratio / Consolidated Net Leverage Ratio. (i) Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Borrower ending during the Covenant Relief Period to be greater than 4.00 to 1.0, and (ii) permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower ending subsequent to the Covenant Relief Period to be greater than 4.00 to 1.0; provided, that in connection with any Material Acquisition consummated subsequent to the Covenant Relief Period, upon written notice from the Borrower to the Administrative Agent, the maximum permitted Consolidated Leverage Ratio for each of the four consecutive fiscal quarters, beginning with the fiscal quarter in which such Material Acquisition occurs (such period, the “Leverage Increase Period”), shall be increased to 4.50 to 1.0. Following the expiration of any Leverage Increase Period, the maximum Consolidated Leverage Ratio cannot be subsequently increased again as provided in this proviso (and a subsequent Leverage Increase Period cannot commence) until the Borrower has delivered quarterly Compliance Certificates evidencing that it was in compliance with the maximum Consolidated Leverage Ratio as set forth in this Section 8.11 (after the decrease in such maximum Consolidated Leverage Ratio following the termination of such Leverage Increase Period) for two consecutive fiscal quarters; provided, that the maximum Consolidated Leverage Ratio may be increased no more than two times during the term of this Agreement.

(j)    Section 11.17 of the Credit Agreement is hereby amended to read as follows:

11.17    Electronic Execution of Assignments and Certain Other Documents

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement, any other document executed in connection herewith and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent or any Lender, any electronic signature shall be promptly followed by such manually executed counterpart. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”) which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the other Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and the other Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals.

(k)    Section 11.20 of the Credit Agreement is hereby amended to read as follows:

11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

2.    Effectiveness; Conditions Precedent. This Amendment shall be effective upon (a) receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower and the Required Lenders, (b) receipt by the Administrative Agent (or a designated Affiliate thereof), for the account of each Lender executing this Amendment, of all agreed upon fees in connection with this Amendment and payment to the Administrative Agent (or a designated Affiliate thereof), for its own account, of all agreed upon fees in connection with this Amendment, and (c) Borrower’s payment of all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

3.    Ratification of Credit Agreement. The Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

4.    Authority/Enforceability. The Borrower represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

(c)    No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance by, or enforcement against, the Borrower, except for such as have been made or obtained and are in full force and effect.

(d)    The execution and delivery of this Amendment does not (i) violate the terms of its Organization Documents or (ii) violate any Law.

5.    Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that immediately before and after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as drafted) as of such earlier date, and (b) no Default exists.

6.    Counterparts/Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.

7.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TERMS OF SECTIONS 11.14 AND 11.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

8.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

10.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents

12.    THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	FLOWSERVE CORPORATION,
a New York corporation

	By:	/x/ John E. Roueche, III
	Name:	John E. Roueche, III
	Title:	Vice President – Treasurer and Investor Relations

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/x/ Ronaldo Naval
	Name:	Ronaldo Naval
	Title:	Vice President

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/x/ Stephen J. D’Elia
	Name:	Stephen J. D’Elia
	Title:	Vice President

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and L/C Issuer

By:	/x/ Kaye Ea
Name:	Kaye Ea
Title:	Managing Director

By:	/x/ Jill Wong
Name:	Jill Wong
Title:	Director

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:	/x/ Kody J. Nerios
Name:	Kody J. Nerios
Title:	Authorized Officer

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:	/x/ Kara Treiber
Name:	Kara Treiber
Title:	Director

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

BNP PARIBAS, as a Lender and L/C Issuer

By:	/x/ Pierre Nicholas Rogers
Name:	Pierre Nicholas Rogers
Title:	Managing Director

By:	/x/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/x/ Jyothi Narayanan
Name:	Jyothi Narayanan
Title:	Vice President

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

MIZUHO BANK, LTD., as a Lender

By:	/x/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender

By:	/x/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

BBVA USA, as a Lender

By:	/x/ Aaron Loyd
Name:	Aaron Loyd
Title:	Director

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY as a Lender

By:	/x/ Sarah Salmon
Name:	Sarah Salmon
Title:	Senior Vice President

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

BMO HARRIS BANK N.A., as a Lender

By:	/x/ Andrew Berryman
Name:	Andrew Berryman
Title:	Vice President

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/x/ R. Ruining Nguyen
Name:	R. Ruining Nguyen
Title:	SVP

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/x/ Steven L. Sawyer
Name:	Steven L. Sawyer
Title:	Senior Vice President

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

THE NORTHERN TRUST COMPANY, as a Lender

By:	/x/ Will Hicks
Name:	Will Hicks
Title:	Vice President

FLOWSERVE CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT